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EXHIBIT 23

Consent of Independent Public Accountants


We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-36165) pertaining to the Community Trust Bancorp, Inc. 1989 Stock Option Plan of our report dated January 13, 1996 with respect to the consolidated financial statements of Community Trust Bancorp, Inc. (formerly Pikeville National Corporation) included in the Annual Report (Form 10-K) for the year ended December 31, 1995.





Crowe, Chizek and Company LLP



South Bend, Indiana
March 14, 1997


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